EXHIBIT 23.2

CONSENT OF WALPERT & WOLPOFF, LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 26, 2004, in the Registration Statement (Form S-1 -                ) and related Prospectus of Avatech Solutions, Inc. for the registration of 4,688,020 shares of its common stock.

/s/ Walpert & Wolpoff, LLP

Baltimore, Maryland

April 5, 2004